UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of “FAQs on the Integration” posted on the Merck & Co., Inc. (“Merck”) internal website on June 9, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on June 9 article 2

FAQs on the Integration

Q.  I am an employee in the United States and I'm wondering how the merger will affect my retirement.  I am hoping to retire in the fourth quarter of 2009, but if that is when we are closing the merger, what should I do?

A.  There are currently no plans to change the U.S. retirement program for 2009. In general, Merck plans to retain its employee benefit plans prior to the closing of the merger. We don't anticipate Merck's benefit plans will change in any material way when the merger closes.

Merck's Global Benefits team regularly reviews benefits to ensure they are appropriate, and will continue to do so after the merger closes.  Routine changes to benefits, including retirement benefits, are not dependent upon the close of the merger of Merck and Schering-Plough.

Q.  When will we know who sits on Executive Committee and who will be reporting to them?  Will we also be learning who is going to lead the countries that make up the new Merck?

A.  While we can't provide exact timing at this point, we expect to announce the Executive Committee (EC) for the combined company, as well as the 2 management layers below EC (also known as EC+2) on or before Day 1 (the day the merger closes).  Simultaneously, we anticipate announcing the managing directors for each country by Day 1.  You will be hearing more about this in the coming weeks and months.

Q.  What information is being presented to Schering-Plough employees?  Is it always the same as what we receive?

 A.  As Merck and Schering-Plough were negotiating the definitive merger agreement, both companies also agreed to communicate regularly with employees in a transparent and candid manner.  We established a process for the development, review and sharing of integration information so that each of us knows what, when and how the other is communicating.  That process is working well for us to ensure consistency across both companies.  We plan to follow this approach throughout the integration.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, the registration statement filed by Schering-Plough on May 20, 2009, the preliminary proxy statement filed by Merck on May 21, 2009 and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough filed a registration statement, including a preliminary joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they contain important information.  Investors may obtain free copies of the registration statement and preliminary joint proxy statement, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2009 annual meeting of shareholders, filed with the SEC on April 27, 2009, and information regarding Merck’s directors and executive officers is available in the registration statement and preliminary joint proxy statement, filed with the SEC on May 20, 2009.  Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the contemplated transactions is included in the registration statement and preliminary joint proxy statement filed with the SEC in connection with the proposed transaction.